FEDERAL DEPOSIT INSURANCE CORPORATION
                              WASHINGTON, DC 20429

                                 _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        JANUARY 15, 1998


                                 PEOPLE'S BANK
              (Exact name of Registrant as Specified in Charter)

        CONNECTICUT                  27334                       06-1213065
(State or Other Jurisdiction         (FDIC                     (IRS Employer
      of Incorporation)         Certificate No.)             Identification No.)

BRIDGEPORT CENTER, 850 MAIN STREET, BRIDGEPORT, CONNECTICUT        06604
(Address of Principal Executive Office)                          (Zip Code)

Registrant's telephone number, including area code    (203)  338-7171
                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events.

Attached hereto as an exhibit is a copy of a press release disclosing the operating results (unaudited) of People's Bank for the year ended
December 31, 1997.

ITEM 7.  Financial Statements, Pro Forma Financial Information, and
         Exhibits.

(c)  The following Exhibit is filed herewith.

     EXHIBIT NO.   DESCRIPTION

        99.1 Press release disclosing unaudited operating results of People's Bank for the year ended December 31, 1997.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PEOPLE'S BANK
                                           (Registrant)

Date:  January 29, 1998              By:   /S/ Vincent J. Calabrese
                                                   (Signature)
                                   Name:   Vincent J. Calabrese
                                  Title:   Vice President

                             EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION                                           PAGE
   99.1        Press release disclosing unaudited operating         99.1-1
               results of People's Bank for the year ended
               December 31, 1997.

FOR IMMEDIATE RELEASE
JANUARY 15, 1998

PEOPLE'S BANK EARNS $25.2 MILLION;
REPORTS RECORD PROFITS FOR FULL YEAR

BRIDGEPORT, CT -- People's Bank (NASDAQ: PBCT) today announced net income of $25.2 million or $0.41 per share for the quarter ended December 31, 1997, up 22 percent compared to $20.6 million or $0.34 per share for the fourth quarter of 1996. For the full year of 1997, net income totaled $92.4 million or $1.51 per share, up 15 percent compared to $80.1 million or $1.31 per share for 1996.

"This is our fifth consecutive year of record profits," said David E. A. Carson, chairman and chief executive officer, "capping a year of many accomplishments for People's Bank. During 1997, managed assets grew more than $1 billion, driving us above the $10 billion mark. Stockholders were also rewarded with two dividend increases, a 3-for-2 stock split and a total return exceeding 100 percent, bringing our market capitalization to more than $2 billion."

James P. Biggs, president, said, "The Stop & Shop initiative exceeded our targets in 1997, as we ended the year with over $500 million in deposits, contributing to the bank's double digit growth in consumer and commercial deposits. We also expanded our market presence and basket of products and services. In addition to the pending acquisition of Norwich Financial, we acquired a money management firm and an equipment leasing company during the fourth quarter. We also launched People's Online, linking our popular PC Banking product with the ability to manage investment activities through People's Securities."

While credit card growth in the fourth quarter was affected by a modest Christmas season, the managed portfolio experienced year-over-year growth of $679 million or 25 percent. People's also generated $143 million of growth in its other lending businesses. Commercial lending was up 15 percent and commercial mortgage grew 5 percent. The consumer loan portfolio increased 21 percent to $288 million, led by growth in home equity loans.

Overall asset quality reached a new milestone since People's became a public company in 1988, with non-performing assets down to $56 million or
0.68 percent of total assets. Credit card asset quality remains strong, with net charge-offs, as a percent of average managed receivables, equal to 3.83 percent, down from 4.10 percent for the third quarter of this year and unchanged from the 1996 fourth quarter. Credit card delinquencies equaled 3.37 percent of quarter-end managed receivables, down significantly from 3.94 percent a year ago and up slightly from the third quarter figure of 3.25 percent.

Commenting on results for the quarter, George W. Morriss, executive vice president and chief financial officer, said, "We are pleased to report 22 percent growth in net income compared to the fourth quarter of 1996. As we continued to invest in several initiatives, growth in operating income more than funded the higher expenses."

Compared to the year-ago quarter, operating income reflects strong increases in all fee-based revenue sources (27 percent), including credit card (35 percent), brokerage commissions (26 percent), trust (19 percent) and deposits (8 percent).

Morriss also said, "The managed net interest margin increased by 17 basis points to 4.32 percent, compared to the third quarter of 1997, and increased by 7 basis points compared to the fourth quarter of 1996. As expected, this increase reflects the repricing of $600 million in credit card receivables during September, in addition to normally scheduled repricings. As a result, the managed credit card yield equaled 10.88 percent, up 46 and 71 basis points from the third and second quarters of 1997, respectively."

Expenses were driven by expansion of People's domestic and U.K. credit card programs, the bank's Super Stop & Shop initiative and incentive-based compensation tied to People's stock performance and operating results. With 39 of the 45 planned supermarket branches open for business at the end of December, a reduction in the growth rate of expenses associated with this initiative is anticipated in 1998.

"Another major contributor to our fourth quarter results was net gains on sales of securities and residential mortgage loans totaling $18.3 million," said Morriss. "While up substantially from $5.9 million for the fourth quarter of 1996, the level of gains is down by $1.4 million from the third quarter of 1997. Given the economic and currency turmoil in the international markets, we felt it prudent to reduce our common stock portfolio during the quarter by 14 percent to end the year at $260 million with $36.2 million in net unrealized gains."

People's Board of Directors declared a $0.19 quarterly dividend on its common stock, payable February 15, 1998, to stockholders of record on February 1, 1998. People's Mutual Holdings, which owns 36.5 million shares of People's Bank common stock, will accept $225,000 in dividends, representing payment on only three percent of its shares.

The largest bank in Connecticut, People's Bank is a diversified financial services company providing consumer, commercial and investment services. Its subsidiaries include brokerage services through People's Securities, Inc., money management through Olsen Mobeck & Associates and equipment leasing through People's Capital and Leasing Corp. Nationally, People's Bank is the 25th largest issuer of MasterCard and Visa credit cards. The bank also has an international credit card operation headquartered in Northhampton, United Kingdom.

PEOPLE'S BANK
FOURTH QUARTER AND FULL YEAR 1997 KEY PERFORMANCE INDICATORS

(dollars in millions)                              4Q97         4Q96      % Chg          YTD 97     YTD 96     % Chg
OPERATING DATA:
  Net income . . . . . . . . . . . . . . . . .  $  25.2      $  20.6       22.3       $   92.4     $  80.1       15.4
  Net interest income  . . . . . . . . . . . .     60.5         62.4       (3.0)         253.0       234.5        7.9
  Fee-based revenues.  . . . . . . . . . . . .     51.5         40.6       26.8          185.2       148.8       24.5
  Non-interest expense . . . . . . . . . . . .     86.1         67.1       28.3          319.0       261.1       22.2

  Net interest margin-managed portfolio{1} . .    4.32%        4.25%                     4.20%       4.18%
  Efficiency ratio-managed portfolio . . . . .     59.9         53.9                      56.8        54.9
FINANCIAL CONDITION DATA:
  Managed credit card portfolio. . . . . . . . $3,397.9     $2,719.9      24.9%
  Credit card (on-balance-sheet) . . . . . . .  1,442.2      1,386.6       4.0
  Credit cards (off-balance-sheet) . . . . . .  1,955.7      1,333.3      46.7
  Managed credit card net charge-offs as a
    percentage of average managed credit card
    receivables{1} . . . . . . . . . . . . . .    3.83%        3.83%
  Managed credit card net charge-offs as a
    percentage of average managed credit card
    receivables on a three quarter lag basis{1}    4.46         5.01
  Managed credit card delinquencies as a
    percentage of quarter-end receivables. . .     3.37         3.94
  Managed credit card delinquencies as a
    percentage of quarter-end receivables
    on a three quarter lag basis . . . . . . .     3.88         5.13
  Managed loans. . . . . . . . . . . . . . . . $7,345.3    $ 6,522.7     12.6%
  Commercial mortgage. . . . . . . . . . . . .    857.7        819.1       4.7
  Commercial . . . . . . . . . . . . . . . . .    681.4        591.2      15.3
  Other consumer . . . . . . . . . . . . . . .    287.5        237.6      21.0
  Non-performing assets. . . . . . . . . . . . $   55.7        101.3     (45.0%)
  Non-performing assets to total assets. . . .    0.68%        1.32%
  Total deposits . . . . . . . . . . . . . . . $5,818.4    $ 5,245.2     10.9%
  Non-interest-bearing . . . . . . . . . . . .  1,061.7        930.2      14.1
  Time . . . . . . . . . . . . . . . . . . . .  2,542.5      2,170.2      17.2
       . . . . . . . .

{1}    Annualized.

FOURTH QUARTER AND FULL YEAR 1997 KEY PERFORMANCE
INDICATORS (CONTINUED)

FOURTH QUARTER NET INCOME UP 22% YEAR-OVER-YEAR
o Higher net income reflects increases in fee-based revenues and net security gains
o  Provision for loan losses decreased $4.6 million year-over-year
o Partially offsetting these improvements were higher costs related to compensation and benefits and advertising and promotion

FULL YEAR NET INCOME UP 15%
o Full year results reflect increases in net interest income ($18.5 million), fee-based revenues ($36.4 million), net security gains ($30.3 million), gains on residential mortgage sales ($8.8 million), as well as a decrease in provisions for loan losses ($11.2 million)
o The growth in fee-based revenues includes a $10.8 million increase in credit card securitization income from the adoption of SFAS No. 125.
o Partially offsetting these improvements were higher expenses, including compensation and benefits ($21.5 million) and advertising and promotion ($14.7 million)


MANAGED ASSETS EXCEED $10 BILLION
o  13% growth, over $1 billion, in managed assets year-over-year
o Contributing to the growth were increases in the managed credit card portfolio (25%), other consumer loans (21%), commercial loans (15%) and commercial mortgage loans (5%)
o In its second year of operation, the UK credit card portfolio totaled $171 million, more than triple the balance at year-end 1996.

TOTAL DEPOSITS INCREASED 11% YEAR-OVER-YEAR; SUPER STOP & SHOP DEPOSITS
EXCEED $500 MILLION
o  Non-interest-bearing deposits up 14%, providing additional low-cost funding
o  Time deposits grew $372 million, or 17%
o 39 Super Stop & Shop branches open as of December 31, 1997, with average deposits of $14 million per branch
o For the 21 supermarket branches open over 12 months, same-store deposits grew $212 million year-over-year to $377 million, exhibiting consistent growth trend

NON-PERFORMING ASSETS DECLINED 45% YEAR-OVER-YEAR
o  NPAs totaled $55.7 million compared to $101.3 million a year ago
o  As a percentage of total assets, NPAs declined 64 basis points to 0.68%
o  NPAs decreased in all loan categories

NET CHARGE-OFFS AS A PERCENT OF TOTAL LOANS DECLINED 40 BASIS POINTS
o For the fourth quarter, net loan charge-offs decreased $4.6 million year-over-year
o For the year, net loan charge-offs totaled $41.8 million, compared to $38.5 million in 1996
o  Net recoveries were realized in 1997 for the commercial loan portfolio

FOURTH QUARTER AND FULL YEAR 1997 KEY PERFORMANCE INDICATORS (CONTINUED)

CREDIT CARD ASSET QUALITY REMAINS STRONG
o As a percentage of average managed receivables, credit card charge-offs were stable for the fourth quarter (3.83%) and the full year
   (3.99%), compared to the respective 1996 periods.
o Delinquencies as a percentage of managed receivables declined 57 basis points from year-end 1996 to 3.37%.


FEE-BASED REVENUES UP 24% IN 1997; CONTRIBUTES TO 20% INCREASE IN OPERATING
INCOME
o Increase in fee-based revenues reflects continued focus on increasing the amount of income from non-interest-rate-sensitive sources
o Every component increased for both the full year and fourth quarter of 1997, compared to the same periods in 1996
o Fourth quarter growth of 27%, compared to fourth quarter 1996, primarily reflects increases in credit-card-related fees (35%), net brokerage commissions (26%), trust fees (19%) and service charges on deposit accounts (8%)

$92 MILLION INCREASE IN OPERATING INCOME MORE THAN OFFSETS $58 MILLION INCREASE IN NON-INTEREST EXPENSE FOR FULL YEAR 1997
o Non-interest expense increased $58 million or 22% for the full year, primarily related to the following:
     o U.S. credit card ($26 million), U.K. credit card ($7 million), Stop & Shop ($10 million) and incentive compensation ($6 million)
     o Higher expenses primarily relate to compensation and benefits, marketing and credit card processing costs
o Efficiency ratio increased to 56.8% for the year, reflecting investment in the above initiatives
o $22 million growth in operating income for the fourth quarter of 1997, compared to the fourth quarter of 1996, more than offsets the $19 million increase in expenses. Major contributors to the higher expenses were U.S. credit card ($6.9 million), U.K. credit card ($3.4 million), Stop & Shop ($2.8 million) and incentive compensation ($1.8 million)

GAINS ON SALE OF SECURITIES AND RESIDENTIAL LOANS TOTALED $18 MILLION FOR
THE QUARTER AND $60 MILLION FOR THE FULL YEAR
o Net security gains totaled $17 million for the quarter, compared to $14 million for the third quarter of 1997 and $5 million for the fourth quarter of 1996; net unrealized gains on the common stock portfolio totaled $36 million at year end 1997, compared to $51 million at September 30, 1997 and $20 million at December 31, 1996
o Common stock portfolio totaled $259 million at year end, compared to $302 million at September 30, 1997
o Net gains on sales of residential mortgages totaled $1.5 million for the quarter, compared to $5.5 million for the third quarter of 1997 and $0.9 million for the fourth quarter of 1996

People's Bank and Subsidiaries

FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------------------------------------------------------------
                                                             Quarters  Ended                               Years Ended
                                         ----------------------------------------------------------   ----------------------
                                          Dec. 31,   Sept. 30,    June 30,    Mar. 31,    Dec. 31,     Dec. 31,   Dec. 31,
(dollars in millions, except                 1997        1997        1997        1997        1996         1997       1996
per share data)
---------------------------------------------------------------------------------------------------   ----------------------
Operating Data:
  Net income                                 $25.2       $23.3       $21.9       $22.0       $20.6        $92.4      $80.1
  Net interest income                         60.5        66.0        60.8        65.7        62.4        253.0      234.5
  Provision for loan losses                    8.0        13.8         7.3        10.8        12.6         39.9       51.1
  Fee-based revenues                          51.5        48.1        43.1        42.5        40.6        185.2      148.8
  Non-interest expense                        86.1        82.7        78.4        71.8        67.1        319.0      261.1
----------------------------------------------------------------------------------------------------------------------------
Selected Statistical Data:
  Net interest margin - managed               4.32%       4.15%       4.11%       4.22%       4.25%        4.20%      4.18%
   portfolio (1), (2)
  Net interest margin - owned                 3.55        3.72        3.57        3.78        3.85         3.66       3.70
   portfolio (1)
  Interest rate spread - managed              4.24        4.05        4.05        4.13        4.18         4.12       4.11
   portfolio (1), (2)
  Interest rate spread - owned                3.46        3.62        3.50        3.68        3.77         3.57       3.63
   portfolio (1)
  Return on average assets (1)                1.28        1.16        1.13        1.14        1.13         1.18       1.13
  Return on average stockholders'             14.4        13.7        13.5        14.0        13.6         13.9       13.8
   equity (1)
  Average stockholders' equity to             8.88        8.52        8.39        8.14        8.35         8.48       8.18
   average assets
  Net loan charge-offs to average             0.61        1.00        0.56        0.95        1.01         0.78       0.81
   loans (1)
  Non-interest expense to average             4.37        4.12        4.01        3.71        3.67         4.06       3.65
   assets (1)
  Efficiency ratio - managed portfolio        59.9        56.7        56.4        53.7        53.9         56.8       54.9
  Efficiency ratio - owned portfolio          72.4        66.5        68.3        62.3        61.4         67.4       63.8
  Net loan charge-offs                        $8.0       $13.8        $7.3       $12.7       $12.6        $41.8      $38.5
----------------------------------------------------------------------------------------------------------------------------
Per Share Data:
  Net income per common share:
   (3),(5)
    Basic                                    $0.41       $0.38       $0.36       $0.36       $0.34        $1.51      $1.33
    Diluted                                   0.41        0.38        0.36        0.36        0.34         1.51       1.31
  Common stock dividends paid (3)             0.19        0.17        0.16        0.15        0.15         0.48       0.38
  Common book value (3)                      11.61       11.41       10.93       10.39       10.16        11.61      10.16
  Common stock price: (3)
    High                                     39.13       32.62       28.38       24.33       20.08        39.13      20.08
    Low                                      28.75       25.38       18.92       18.92       15.92        18.92      12.33
    Close                                    38.00       32.06       25.88       21.67       19.25        38.00      19.25
  Total dividend payout ratio (4)            19.5%       19.0%       19.8%       17.3%       18.4%        18.9%      17.1%
----------------------------------------------------------------------------------------------------------------------------
Financial Condition Data:
  Total assets - managed portfolio (2)     $10,140      $9,768      $9,522      $9,321      $8,979
  Total assets - owned portfolio             8,184       7,731       7,870       7,538       7,645
  Loans, net - managed portfolio (2)         7,345       7,099       6,927       6,796       6,523
  Loans, net - owned portfolio               5,390       5,062       5,275       5,013       5,189
  Securities, net                            1,813       1,768       1,683       1,704       1,703
  Deposits                                   5,818       5,615       5,591       5,415       5,245
  Borrowings                                 1,556       1,274       1,501       1,389       1,695
  Stockholders' equity                         710         697         668         634         618
  Non-performing assets                         56          59          71          68         101
  Non-performing assets to total             0.68%       0.76%       0.90%       0.91%       1.32%
   assets
  Ratio of allowance for loan losses         1.57%       1.66%       1.60%       1.68%       1.66%
   to total loans
  Stockholders' equity to total assets         8.7         9.0         8.5         8.4         8.1
  Tier 1 leverage capital ratio                8.8         8.4         8.5         8.2         7.9
  Tier 1 risk-based capital ratio              9.7        10.4        10.2        10.6        10.0
  Total risk-based capital ratio              13.0        14.0        13.8        14.3        13.9
----------------------------------------------------------------------------------------------------------------------------


(1)  Quarterly percentages are annualized.
(2) Managed portfolio represents the owned portfolio plus off-balance-sheet credit card receivables.
(3)  Restated to reflect the 3-for-2 stock split completed in May 1997.
(4) Reflects the waiver of common stock dividends on substantially all of the shares owned by People's Mutual Holdings, and includes cash dividends paid on noncumulative convertible preferred stock through September 1996.
(5)  Net income per share has been calculated in accordance with SFAS No.
     128.  Prior period data has been restated.

People's Bank and Subsidiaries
CONSOLIDATED STATEMENTS OF CONDITION
--------------------------------------------------------------------------------------------------------------------------
                                                                        Dec. 31,         Sept. 30,         Dec. 31,
(dollars in millions)                                                       1997              1997             1996
--------------------------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks                                                   $241.5            $230.1           $196.2
Short-term investments                                                     215.5             144.8            146.7
Securities:
  Trading account securities, at estimated fair value                          -                 -              2.8
  Securities available for sale, at estimated fair value
   (amortized cost of $1,414.0, $1,323.7
   and $1,214.4 at the respective dates)                                 1,446.6           1,373.3          1,227.6
  Securities held to maturity, at amortized cost (estimated
   fair value of $365.0, $392.8 and
   $466.5 at the respective dates)                                         366.0             395.1            472.1
--------------------------------------------------------------------------------------------------------------------------
        Total securities, net                                            1,812.6           1,768.4          1,702.5
--------------------------------------------------------------------------------------------------------------------------
Loans, net:
  Residential mortgage                                                   2,206.5           2,168.9          2,242.5
  Commercial mortgage                                                      857.7             860.8            819.1
  Commercial                                                               681.4             623.9            591.2
  Credit card                                                            1,442.2           1,217.1          1,386.6
  Other consumer                                                           287.5             276.7            237.6
--------------------------------------------------------------------------------------------------------------------------
        Total loans                                                      5,475.3           5,147.4          5,277.0
  Less allowance for loan losses                                          (85.7)            (85.7)           (87.6)
--------------------------------------------------------------------------------------------------------------------------
        Total loans, net                                                 5,389.6           5,061.7          5,189.4
--------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                183.9             182.4            173.6
Other assets                                                               340.9             343.8            236.8
--------------------------------------------------------------------------------------------------------------------------
        Total assets                                                    $8,184.0          $7,731.2         $7,645.2
                                                                      ====================================================

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
  Non-interest-bearing                                                  $1,061.7            $943.3           $930.2
  Savings, NOW and money market                                          2,214.2           2,164.2          2,144.8
  Time                                                                   2,542.5           2,507.0          2,170.2
--------------------------------------------------------------------------------------------------------------------------
        Total deposits                                                   5,818.4           5,614.5          5,245.2
--------------------------------------------------------------------------------------------------------------------------
Borrowings:
  Federal Home Loan Bank advances                                          777.3             714.6            836.8
  Repurchase agreements                                                    192.8             237.2            452.7
  Federal funds purchased                                                  437.2             174.0            257.1
  Subordinated notes                                                       148.2             148.2            148.0
--------------------------------------------------------------------------------------------------------------------------
        Total borrowings                                                 1,555.5           1,274.0          1,694.6
--------------------------------------------------------------------------------------------------------------------------
Other liabilities                                                          100.2             145.2             87.4
--------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                7,474.1           7,033.7          7,027.2
--------------------------------------------------------------------------------------------------------------------------

Stockholders' equity:
  Common stock (without par value; 100,000,000 shares authorized;
   61,162,425 shares, 61,125,869 shares and 60,830,169 shares issued
   and outstanding at the respective dates) (1)                             61.2              61.1             60.8
  Additional paid-in capital (1)                                            95.7              94.9             90.8
  Retained earnings                                                        541.0             520.1            465.8
  Net unrealized gain (loss) on securities, net of tax                      12.0              21.4              0.6
--------------------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                                         709.9             697.5            618.0
--------------------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity                      $8,184.0          $7,731.2         $7,645.2
                                                                      ====================================================
(1)  Prior period common stock and additional paid-in capital have been restated to reflect the 3-for-2 stock split completed in May 1997.

People's Bank and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME
------------------------------------------------------------------------------------------------------------------------------
                                                             Quarters Ended                                   Years Ended
                                              ---------------------------------------------------       ----------------------
                                                Dec. 31,  Sept. 30, June 30,  Mar. 31,  Dec. 31,           Dec. 31, Dec. 31,
(in millions, except per share data)              1997      1997      1997      1997      1996               1997     1996
------------------------------------------------------------------------------------------------------------------------------
Interest and dividend income:
  Residential mortgage                           $41.3     $42.4     $42.8     $42.5     $41.9             $169.0   $164.0
  Commercial mortgage                             19.4      19.2      18.8      18.1      17.5               75.5     67.0
  Commercial                                      14.6      14.4      14.9      13.5      13.4               57.4     52.2
  Credit card                                     23.0      31.3      21.7      30.5      25.8              106.5     82.2
  Otherconsumer                                    6.0       5.6       5.4       5.0       4.8               22.0     19.2
------------------------------------------------------------------------------------------------------------------------------
    Total interest on loans                      104.3     112.9     103.6     109.6     103.4              430.4    384.6
  Securities                                      21.5      21.1      22.1      21.4      20.4               86.1     90.0
  Short-term investments                           2.1       2.2       2.3       1.7       1.4                8.3      5.4
------------------------------------------------------------------------------------------------------------------------------
    Total interest and dividend income           127.9     136.2     128.0     132.7     125.2              524.8    480.0
------------------------------------------------------------------------------------------------------------------------------
Interest expense:
  Deposits                                        47.1      46.3      44.1      41.9      41.4              179.4    162.5
  Borrowings                                      20.3      23.9      23.1      25.1      21.4               92.4     83.0
------------------------------------------------------------------------------------------------------------------------------
    Total interest expense                        67.4      70.2      67.2      67.0      62.8              271.8    245.5
------------------------------------------------------------------------------------------------------------------------------
    Net interest income                           60.5      66.0      60.8      65.7      62.4              253.0    234.5
Provision for loan losses                          8.0      13.8       7.3      10.8      12.6               39.9     51.1
------------------------------------------------------------------------------------------------------------------------------
  Net interest income after provision
   for loan losses                                52.5      52.2      53.5      54.9      49.8              213.1    183.4
------------------------------------------------------------------------------------------------------------------------------
Non-interest income:
  Fee-based revenues:
    Credit card securitization income             26.3      21.2      19.6      18.6      17.6               85.7     66.1
    Credit card fees                               9.6      10.6       8.4       9.4       8.9               38.0     29.1
    Service charges on deposit accounts            8.1       8.1       7.9       7.4       7.5               31.5     27.6
    Residential mortgage loan servicing fees       1.7       1.6       1.6       1.5       1.6                6.4      6.2
    Net brokerage commissions                      2.4       2.6       2.3       2.4       1.9                9.7      7.4
    Other                                          3.4       4.0       3.3       3.2       3.1               13.9     12.4
------------------------------------------------------------------------------------------------------------------------------
Total fee-based revenues                          51.5      48.1      43.1      42.5      40.6              185.2    148.8
  Net security gains                              16.8      14.2       9.0       5.5       5.0               45.5     15.2
  Net gains on sales of residential mortgage
   loans available for sale                        1.5       5.5       4.8       2.4       0.9               14.2      5.4
  Net gain on sale of other consumer loans           -         -         -         -         -                  -      6.0
  Other                                            1.9       0.7       1.2       1.3       0.7                5.1      3.4
------------------------------------------------------------------------------------------------------------------------------
Total non-interest income                         71.7      68.5      58.1      51.7      47.2              250.0    178.8
------------------------------------------------------------------------------------------------------------------------------
Non-interest expense:
  Compensation and benefits                       39.2      38.1      34.3      34.1      31.8              145.7    124.2
  Occupancy and equipment                         13.6      12.8      12.4      11.7      11.6               50.5     43.2
  Advertising and promotion                       11.4      10.3       9.6       8.8       7.2               40.1     25.4
  Professional and outside service fees            8.7       9.7       9.7       7.5       7.9               35.6     28.5
  Stationery, printing and postage                 3.9       4.0       3.4       3.3       2.1               14.6     11.3
  Other                                            9.3       7.8       9.0       6.4       6.5               32.5     28.5
------------------------------------------------------------------------------------------------------------------------------
    Total non-interest expense                    86.1      82.7      78.4      71.8      67.1              319.0    261.1
------------------------------------------------------------------------------------------------------------------------------
    Income before income taxes                    38.1      38.0      33.2      34.8      29.9              144.1    101.1
Income tax expense                                12.9      14.7      11.3      12.8       9.3               51.7     21.0
------------------------------------------------------------------------------------------------------------------------------
  Net income                                    $ 25.2    $ 23.3    $ 21.9    $ 22.0    $ 20.6             $ 92.4   $ 80.1
                                                ==============================================================================
     Net income applicable to common stock       $25.2     $23.3     $21.9     $22.0     $20.6             $ 92.4   $ 79.5
                                                ==============================================================================
     Net income per common share: (1)
        Basic                                    $0.41     $0.38     $0.36     $0.36     $0.34              $1.51    $1.33
                                                ==============================================================================
        Diluted                                  $0.41     $0.38     $0.36     $0.36     $0.34              $1.51    $1.31
                                                ==============================================================================
     Average common shares: (1)
        Basic                                    61.14     61.11     61.03     60.94     60.80              61.05    59.66
                                                ==============================================================================
        Diluted                                  61.45     61.44     61.37     61.32     61.21              61.40    61.13
                                                ==============================================================================


(1) Restated to reflect the adoption of SFAS No. 128 and the 3-for-2 stock split completed in May 1997.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                   December 31, 1997               September 30, 1997                December 31, 1996
                               ------------------------------   -----------------------------    -----------------------------
Quarters Ended                 Average                Yield/    Average                Yield/    Average                Yield/
(dollars in millions) (1)      Balance   Interest       Rate    Balance   Interest       Rate    Balance   Interest       Rate
---------------------------------------------------------------------------------------------------------------------------------
On-Balance-Sheet
Earning assets: (2)
   Short-term investments    $   141.3    $   2.1      5.98%   $  148.1    $   2.2      5.91% $     97.2    $   1.4       5.74%
   Securities                  1,806.7       24.7      5.46     1,744.1       23.9       5.48    1,633.3       22.6       5.53
   Loans:
     Residential mortgage      2,181.2       41.3      7.58     2,235.4       42.4       7.57    2,216.2       41.9       7.55
     Commercial mortgage         855.0       19.4      9.13       856.3       19.3       8.98      802.5       17.5       8.71
     Commercial                  635.3       14.6      9.15       623.8       14.4       9.23      580.4       13.4       9.27
     Credit card               1,275.8       23.0      7.22     1,518.1       31.3       8.27    1,151.3       25.8       8.96
     Other consumer              282.9        6.0      8.49       264.9        5.6       8.51      230.8        4.8       8.36
---------------------------------------------------------------------------------------------------------------------------------
      Total loans              5,230.2      104.3      7.98     5,498.5      113.0       8.22    4,981.2      103.4       8.30
---------------------------------------------------------------------------------------------------------------------------------
      Total earning assets     7,178.2     $131.1      7.31%    7,390.7     $139.1       7.53%   6,711.7     $127.4       7.59%
                                           =================                =================                =================
Other assets                     698.4                            611.0                            564.5
---------------------------------------                        ---------                        --------
      Total assets            $7,876.6                         $8,001.7                         $7,276.2
                              ========                         ========                         ========
Funding liabilities:
 Deposits:
  Non-interest-bearing
   deposits                   $  975.8      $   -        - %   $  927.9       $  -         -%   $  822.5      $   -        - %
  Savings, NOW and money       2,191.3       13.9       2.55    2,188.6       13.6       2.48    2,139.1       13.4       2.49
   market
  Time                         2,515.6       33.2       5.28    2,488.5       32.7       5.25    2,160.8       28.0       5.18
---------------------------------------------------------------------------------------------------------------------------------
   Total deposits              5,682.7       47.1       3.32    5,605.0       46.3       3.30    5,122.4       41.4       3.23

---------------------------------------------------------------------------------------------------------------------------------
  Borrowings:
    Federal Home Loan Bank
      advances                   727.9       10.5       5.74      874.6       12.5       5.72      742.5       10.7       5.74
    Repurchase agreements        234.3        4.0       6.86      298.0        5.0       6.77      391.1        6.1       6.23
    Federal funds purchased      212.9        3.0       5.67      263.3        3.7       5.66      267.2        3.5       5.41
    Subordinated notes           148.2        2.8       7.42      148.2        2.7       7.42       58.1        1.1       7.34
---------------------------------------------------------------------------------------------------------------------------------
     Total borrowings          1,323.3       20.3       6.12    1,584.1       23.9       6.07    1,458.9       21.4       5.87
---------------------------------------------------------------------------------------------------------------------------------

     Total funding
      liabilities              7,006.0    $  67.4      3.85%    7,189.1    $  70.2      3.91%    6,581.3    $  62.8       3.82%
                                          ==================               ===================               ==================

Other liabilities                171.1                            130.9                             87.2
---------------------------------------                         -------                          -------
   Total liabilities           7,177.1                          7,320.0                          6,668.5
Stockholders' equity             699.5                            681.7                            607.7
---------------------------------------                         -------                          -------
   Total liabilites
   and stockholders' equity   $7,876.6                         $8,001.7                         $7,276.2
                              ========                         ========                         ========
Excess of earning assets over
   funding liabilities          $172.2                           $201.6                        $   130.4
                              ========                         ========                         ========
Net interest income                        $ 63.7                            $ 68.9                          $ 64.6
                                           ======                            ======                          ======
Interest rate spread (3)                               3.46%                            3.62%                            3.77%
Net interest margin                                    3.55%                            3.72%                            3.85%

Off-Balance-Sheet
Securitized credit card
  receivables                 $1,995.8    $  66.0     13.23%    $1,625.7    $  50.6    12.45%   $1,382.3     $ 42.5     12.30%
Related securities issued      1,995.8       30.8      6.17      1,625.7       25.9     6.38     1,382.3       21.0      6.09
---------------------------------------------------------------------------------------------------------------------------------
Net interest income (4)                   $  35.2                           $  24.7                          $ 21.5
                                           ======                            ======                          ======

Managed Net Interest Margin
Analysis
Earning assets                $9,174.0     $197.1      8.60%   $9,016.4     $189.7      8.41%   $8,094.0     $169.9      8.39%
Funding liabilities            9,001.8       98.2       4.36    8,814.8       96.1       4.36    7,963.6       83.8       4.21
---------------------------------------------------------------------------------------------------------------------------------
Excess of earning assets over
   funding liabilities          $172.2                           $201.6                           $130.4
                              ========                         ========                         ========
Net interest income                       $  98.9                          $  93.6                          $  86.1
                                           ======                           ======                           ======
Interest rate spread (5)                               4.24%                            4.05%                            4.18%
Net interest margin                                    4.32%                            4.15%                            4.25%

(1)  Average yields earned and rates paid are annualized.
(2) The FTE adjustment for the fourth quarter of 1997, the third quarter of 1997 and the fourth quarter of 1996 was $3.2 million, $2.9 million and $2.2 million, respectively.
(3) Interest rate spread excluding non-interest-bearing deposits equaled 2.84%, 3.04% and 3.23% for the fourth quarter of 1997, the third quarter of 1997 and the fourth quarter of 1996, respectively.
(4) Net interest income associated with the off-balance-sheet portfolio is included in "credit card securitization income".
(5) Managed interest rate spread excluding non-interest-bearing deposits equaled 3.71%, 3.53% and 3.69% for the fourth quarter of 1997, the third quarter of 1997 and the fourth quarter of 1996, respectively.


AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
-----------------------------------------------------------------------------------------------------------------
                                             December 31, 1997                           December 31, 1996
                                     -------------------------------           ----------------------------------
Years Ended                           Average                Yield/             Average                  Yield/
(dollars in millions)                 Balance    Interest     Rate              Balance      Interest     Rate
-----------------------------------------------------------------------------------------------------------------
On-Balance-Sheet
Earning assets: (1)
   Short-term investments            $  142.8     $  8.3       5.82%             $   94.4     $  5.4       5.68%
   Securities                         1,739.6       96.9       5.57               1,735.1       97.4       5.61
   Loans:
     Residential mortgage             2,236.7      169.0       7.56               2,202.9      164.0       7.44
     Commercial mortgage                841.9       75.6       8.98                 769.6       67.2       8.73
     Commercial                         613.5       57.4       9.35                 560.3       52.2       9.32
     Credit card                      1,380.5      106.5       7.72                 962.0       82.2       8.54
     Other consumer                     259.2       22.0       8.50                 222.2       19.2       8.63
-----------------------------------------------------------------------------------------------------------------
      Total loans                     5,331.8      430.5       8.07               4,717.0      384.8       8.15
-----------------------------------------------------------------------------------------------------------------
      Total earning assets            7,214.2    $ 535.7      7.43%              $6,546.5    $ 487.6      7.45%
                                                  =================                           ===================
Other assets                            616.5                                       546.7
----------------------------------------------                                   --------
      Total assets                   $7,830.7                                    $7,093.2
                                     ========                                    ========

Funding liabilities:
   Deposits:
     Non-interest-bearing deposits   $  909.8     $    -         -%              $  772.2     $    -         -%
     Savings, NOW and money market    2,178.1       53.6       2.46               2,150.9       56.5       2.63
     Time                             2,424.4      125.8       5.19               2,056.1      106.0       5.15
-----------------------------------------------------------------------------------------------------------------
       Total deposits                 5,512.3      179.4       3.25               4,979.2      162.5       3.26
-----------------------------------------------------------------------------------------------------------------
    Borrowings:
     Federal Home Loan Bank             802.1       46.0       5.73                 672.3       38.7       5.75
      advances
     Repurchase agreements              329.0       21.7       6.60                 460.2       27.4       5.96
     Federal funds purchased            246.1       13.7       5.58                 297.3       15.8       5.34
     Subordinated notes                 148.1       11.0       7.43                  14.6        1.1       7.30
-----------------------------------------------------------------------------------------------------------------
       Total borrowings               1,525.3       92.4       6.06               1,444.4       83.0       5.75
-----------------------------------------------------------------------------------------------------------------
       Total funding liabilities      7,037.6     $271.8       3.86%              6,423.6     $245.5       3.82%
                                                  =================                           ===================
Other liabilities                       129.4                                        89.5
----------------------------------------------                                   --------
       Total liabilities              7,167.0                                     6,513.1
Stockholders' equity                    663.7                                       580.1
----------------------------------------------                                   --------
       Total liabilities and
        stockholders' equity         $7,830.7                                    $7,093.2
                                     ========                                    ========
Excess of earning assets over
 funding liabilities                 $  176.6                                    $  122.9
                                     ========                                    ========
Net interest income                               $263.9                                      $242.1
                                                  ======                                      ======
Interest rate spread (2)                                      3.57%                                        3.63%
Net interest margin                                           3.66%                                        3.70%

Off-Balance-Sheet
Securitized credit card
 receivables                         $1,670.2     $213.2      12.76%             $1,295.1     $163.2      12.60%
Related securities issued             1,670.2      103.9       6.22               1,295.1       77.5       5.99
-----------------------------------------------------------------------------------------------------------------
Net interest income (3)                           $109.3                                       $85.7
                                                  ======                                      ======

Managed Net Interest Margin Analysis
Earning assets                       $8,884.4     $748.9       8.43%             $7,841.6     $650.8       8.30%
Funding liabilities                   8,707.8      375.7       4.31               7,718.7      323.0       4.19
-----------------------------------------------------------------------------------------------------------------
Excess of earning assets over
funding liabilities                 $   176.6                                   $   122.9
                                     ========                                    ========
Net interest income                               $373.2                                      $327.8
                                                  ======                                      ======
Interest rate spread (4)                                      4.12%                                       4.11%
Net interest margin                                           4.20%                                       4.18%

(1) The FTE adjustment for 1997 and 1996 was $10.9 million and $7.6 million, respectively.
(2) Interest rate spread excluding non-interest-bearing deposits equaled 2.99% and 3.11% for the years ended December 31, 1997 and December 31, 1996, respectively.
(3) Net interest income associated with the off-balance-sheet portfolio is included in "credit card securitization income".
(4) Managed interest rate spread excluding non-interest-bearing deposits equaled 3.61% and 3.65% for the years ended December 31, 1997 and December 31, 1996, respectively.

People's Bank and Subsidiaries
IMPACT OF CREDIT CARD SECURITIZATION

---------------------------------------------------------------------------------------------------------------------------------
                                             December 31, 1997                                  December 31, 1996
                                ----------------------------------------------  -------------------------------------------------
As of and for the quarters      Excluding Impact     Impact of                  Excluding Impact     Impact of
ended (dollars in millions)     of Securitization  Securitization  As Reported  of Securitization  Securitization  As Reported
---------------------------------------------------------------------------------------------------------------------------------
Interest and dividend income             $193.9       ($66.0)        $127.9              $167.7       ($42.5)        $125.2
Interest expense                          (98.2)        30.8          (67.4)              (83.9)        21.1          (62.8)
---------------------------------------------------------------------------------------------------------------------------------
     Net interest income                   95.7        (35.2)          60.5                83.8        (21.4)          62.4
Provision for loan losses                 (32.7)        24.7           (8.0)              (27.5)        14.9          (12.6)
Credit card securitization
 income (1)                                 -           26.3           26.3                 -           17.6           17.6
Credit card fees                           24.1        (14.5)           9.6                19.2        (10.3)           8.9
Other non-interest income                  37.2         (1.4)          35.8                21.5         (0.8)          20.7
Non-interest expense                      (86.1)        -             (86.1)              (67.1)        -             (67.1)
Income tax expense                        (12.9)         0.0          (12.9)               (9.3)        -              (9.3)
---------------------------------------------------------------------------------------------------------------------------------
  Net income (1)                          $25.3        ($0.1)         $25.2               $20.6         $-            $20.6
                                =================================================================================================

Equity to assets                           6.9%          1.8%          8.7%                6.9%         1.2%           8.1%
Tier 1 leverage capital
 ratio(2)                                  7.6%          1.2%          8.8%                7.2%         0.7%           7.9%
Risk-based capital ratios (2):
  Tier 1                                   8.3%          1.4%          9.7%                8.9%         1.1%          10.0%
  Total                                   11.1%          1.9%         13.0%               12.2%         1.7%          13.9%

Credit card securitization income
 as a percentage of average
 securitized and sold
 portfolio (3), (4)                         -             -           5.27%                 -            -            5.11%

Net interest margin (3)                    4.32%        (0.77%)        3.55%               4.25%      (0.40%)         3.85%

Efficiency ratio                          59.9%         12.5%         72.4%               53.9%         7.5%          61.4%

Credit card loans                      $3,397.9    ($1,955.7)      $1,442.2            $2,719.9   ($1,333.3)       $1,386.6
Total assets                           10,139.7     (1,955.7)       8,184.0             8,978.5    (1,333.3)        7,645.2
Total average earning assets            9,174.0     (1,995.8)       7,178.2             8,094.0    (1,382.3)        6,711.7
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                             December 31, 1997                                  December 31, 1996
                                ----------------------------------------------  -------------------------------------------------
As of and for the years         Excluding Impact     Impact of                  Excluding Impact     Impact of
ended (dollars in millions)     of Securitization  Securitization  As Reported  of Securitization  Securitization  As Reported
---------------------------------------------------------------------------------------------------------------------------------
Interest and dividend income             $738.0      ($213.2)        $524.8              $643.2      ($163.2)        $480.0
Interest expense                         (375.7)       103.9         (271.8)             (323.0)        77.5         (245.5)
---------------------------------------------------------------------------------------------------------------------------------
     Net interest income                  362.3       (109.3)         253.0               320.2        (85.7)         234.5
Provision for loan losses                (127.7)        87.8          (39.9)             (115.8)        64.7          (51.1)
Credit card securitization
 income (1)                                    -        85.7           85.7                    -        66.1           66.1
Credit card fees                           86.8        (48.8)          38.0                72.0        (42.9)          29.1
Other non-interest income                 130.9         (4.6)         126.3                85.8         (2.2)          83.6
Non-interest expense                     (319.0)        -            (319.0)             (261.1)            -        (261.1)
Income tax expense                        (47.8)        (3.9)         (51.7)              (21.0)            -         (21.0)
---------------------------------------------------------------------------------------------------------------------------------
  Net income (1)                          $85.5         $6.9          $92.4               $80.1     $       -         $80.1
                                =================================================================================================

Credit card securitization
 income as a percentage
 of average securitized and
 sold portfolio (4)                         -            -            5.13%                 -             -           5.10%

Net interest margin                       4.20%      (0.54%)          3.66%               4.18%       (0.48%)         3.70%

Efficiency ratio                          56.8%       10.6%           67.4%               54.9%          8.9%         63.8%

Credit card loans                      $3,397.9   ($1,955.7)       $1,442.2            $2,719.9    ($1,333.3)      $1,386.6
Total assets                           10,139.7    (1,955.7)        8,184.0             8,978.5     (1,333.3)       7,645.2
Total average earning assets            8,884.4    (1,670.2)        7,214.2             7,841.6     (1,295.1)       6,546.5
---------------------------------------------------------------------------------------------------------------------------------

(1) The adoption of SFAS No. 125 decreased credit card securitization income and net income by $0.1 million for the fourth quarter of 1997, and increased credit card securitization income and net income by $10.8 million and $6.9 million for the year ended December 31, 1997, respectively.
(2)  December 31, 1997 capital ratios are preliminary.
(3)  Annualized.
(4) Percentages for the fourth quarter of 1997 and for the year ended December 31, 1997 would have been 5.29% and 4.48%, respectively, without the impact of SFAS 125


For securitized and sold receivables, amounts that would have been previously reported as net interest income, credit card fees and provisions for loan losses are instead combined and reported as credit card securitization income.
People's credit card securitization income may vary over the term of the transactions depending upon the level of interest and fees charged on credit card accounts, the interest rate environment and the credit performance of the securitized receivables. Credit losses associated with credit card receivables securitized and sold are not reflected in People's provision and allowance for loan losses. Such credit losses are absorbed directly under the contractual agreements of the credit card trust, thereby reducing credit card securitization income rather than increasing the provision for loan losses.

The efficiency ratio for the owned portfolio represents non-interest expense (excluding loss on REO and REI) divided by FTE net interest income plus non-interest income (excluding net security gains and net gain on sale of other consumer loans). The efficiency ratio for the managed portfolio is the same calculation as for the owned portfolio, adjusted to increase credit card securitization income by net charge-offs for the securitized and sold portfolio.

People's Bank and Subsidiaries
NON-PERFORMING ASSETS
--------------------------------------------------------------------------------------------------------------
                                                        Dec. 31,   Sept. 30,    June 30,   Mar. 31,  Dec. 31,
(dollars in millions)                                       1997        1997        1997       1997      1996
--------------------------------------------------------------------------------------------------------------
Non-accrual loans:
  Residential mortgage                                     $26.8      $29.5       $29.3      $31.0     $30.2
  Commercial mortgage                                        0.8        2.1         5.3        5.4      25.8
  Commercial                                                 7.1        7.4        10.5       10.8      11.2
  Credit card (owned portfolio)                             15.5       13.4        16.4        9.6      21.6
  Other consumer                                             1.9        2.2         2.1        2.5       2.1
--------------------------------------------------------------------------------------------------------------
     Total non-accrual loans                                52.1       54.6        63.6       59.3      90.9
--------------------------------------------------------------------------------------------------------------
Restructured loans:
  Commercial mortgage                                        0.1        0.4         0.9        2.1       2.5
  Commercial                                                 0.1        0.3         1.2        0.8       1.0
--------------------------------------------------------------------------------------------------------------
     Total restructured loans                                0.2        0.7         2.1        2.9       3.5
--------------------------------------------------------------------------------------------------------------
     Total non-performing loans                             52.3       55.3        65.7       62.2      94.4
Real estate owned, net                                       3.4        3.3         4.9        6.1       6.9
--------------------------------------------------------------------------------------------------------------
     Total non-performing assets                           $55.7      $58.6       $70.6      $68.3    $101.3
                                                        ======================================================

--------------------------------------------------------------------------------------------------------------
|Non-performing loans as a percentage of                                                                      |
| total loans                                              0.96%      1.07%       1.23%      1.22%     1.79%  |
|Non-performing assets as a percentage of total                                                               |
| assets                                                   0.68%      0.76%       0.90%      0.91%     1.32%  |
|Non-performing assets as a percentage of                                                                     |
| stockholders' equity and allowance                                                                          |
| for loan losses                                          6.99%      7.48%       9.38%      9.49%    14.35%  |
|Allowance for loan losses as a percentage of                                                                 |
| non-performing loans                                   163.79%    154.89%     130.40%    137.78%    92.86%  |
|Allowance for loan losses as a percentage of                                                                 |
| loans                                                    1.57%      1.66%       1.60%      1.68%     1.66%  |
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
|Managed credit card non-performing loans                  $57.4      $50.8       $52.7      $54.9     $51.7  |
|Managed credit card non-performing loans as a                                                                |
| percentage of total managed credit cards                 1.69%      1.56%       1.72%      1.86%     1.90%  |
--------------------------------------------------------------------------------------------------------------

<.TABLE>


NET LOAN CHARGE-OFFS (RECOVERIES)
--------------------------------------------------------------------------------------------------------------
                                                        Dec. 31,   Sept. 30,   June 30,  Mar. 31,   Dec. 31,
Quarters ended (in millions)                                1997        1997       1997      1997       1996
--------------------------------------------------------------------------------------------------------------
Residential mortgage                                        $1.6       $1.9       $1.7      $2.1       $1.4
Commercial mortgage                                          0.4        0.9       (1.0)      1.1        0.8
Commercial                                                  (1.3)      (0.7)      (0.3)     (0.8)       0.5
Credit card (owned portfolio)                                6.6       11.0        6.4      10.0        9.4
Other consumer                                               0.7        0.7        0.5       0.3        0.5
--------------------------------------------------------------------------------------------------------------
     Total                                                  $8.0      $13.8       $7.3     $12.7      $12.6
                                                        ======================================================